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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                  -------------------------------------

                                 FORM 8-K

                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): November 26, 1996

                             TCSI Corporation
          (Exact name of registrant as specified in its charter)

         Nevada                    0-19377                 68-0140975
(State of incorporation)         (Commission             (IRS Employer
                                 File Number)          Identification No.)

2121 Allston Way, Berkeley, California                       94704
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (510) 649-3700

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Item 5.  Other Events.

         On November 26, 1996, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: November 26, 1996

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                            INDEX TO EXHIBITS

28.  Press Release, dated November 26, 1996

     TCSI Gains Endorsement of NEC Corporation
     For Its Telecom Network Management Solutions

     Largest Computer and Communications Manufacturer in Japan
     Approves Use of TCSI's Software in Multiple Solutions Worldwide

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For additional information contact:

TCSI Corporation
     Investor Inquiries:
          Leigh Salvo - (510) 649-3800
     Press Inquiries:
          Susan Trainer - (510) 837-5503

BERKELEY, California - November 26, 1996 - TCSI Corporation (Nasdaq: TCSI), a global provider of software to the telecom industry, today announced that NEC Corporation (NEC), the largest computer and communications manufacturer in Japan, has agreed to endorse the use of TCSI's primary software product, OSP, to build state-of-the-art, integrated network management and telecom operational systems for many of its customers worldwide. Through its subsidiary, NEC America, Inc. (NECAM), these solutions will be built for NEC, as well as some of the largest and most successful Japanese telecom carriers.

NEC will use its new network management systems to complete a wide range of systems within NEC's Control Systems Operation Unit and Switching Software Engineering Division in Japan. By leveraging the qualities inherent in TCSI's OSP such as scalability, reliability, and re-use, NEC can more quickly and efficiently develop network management systems that will manage an entire range of critical telecom business applications. These applications will range from systems to monitor the network equipment responsible for transferring communications to systems for the operational elements associated with a telecommunications plant, such as security and power. NEC NMS will employ the Network Management Forum's defined TMN standard to ensure interconnections between NEC and third party systems.

"NEC's vision is to develop a communications network that essentially links the world into a single global village. To address the multimedia challenges associated with this level of global communications, we must continue to offer state-of-the-art telecom products that are supported by strong network management solutions," said an NEC Corporation spokesperson. "TCSI's experience and TMN-compliant, object-oriented products are synergistic with and supportive of this vision.

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"The support and confidence of NEC and its subsidiary, NECAM is very important to TCSI. These relationships support our strategy to become a global leader in telecom software solutions," said Ram Banin, executive vice president, TCSI. "TCSI will continue to focus on providing advanced software solutions that help reduce operators' costs and speed time-to-market for new services."

NEC Corporation
NEC, based in Japan, is a global leader in computers, communications and semiconductor products. In fiscal 1995, NEC reported net sales of $43 billion with 151,000 employees worldwide. NEC manufactures over 15,000 items to meet diverse customer needs in 159 countries. NEC operates 84 plants in 18 countries and maintains over 400 marketing, service and research facilities in 23 countries.

About TCSI Corporation
TCSI is a leading provider of integrated software products and services for the global telecom industry. A pioneer in object-oriented technology, TCSI products and services enable telecom service providers and equipment manufacturers to rapidly meet the growing demand for integrated and automated management of a wide range of networks and services. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim.

TCSI Corporation Products and Services
TCSI provides integrated products and services to many of the world's largest and most successful telecom companies. TCSI's Solution Suites are integrated packages of applications to automate the management processes of Intelligent Network, Broadband, and Digital Cellular services and networks. Object Services Package (OSP), TCSI's leading frameworks and middleware package, enables the rapid development and deployment of advanced element, network, and service management systems. TCSI also offers a full range of consulting, customized development, training and support services to complement its products.

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